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                                                                 Direct Dial
                                                                 (717) 399-6629


                                                   _______________, 1998

Board of Directors
Pennsylvania Savings Bank
Eleven Penn Center, Suite 2601
1835 Market Street
Philadelphia, PA  19103

         Re:      Acquisition of Pennsylvania Savings Bank
                  By PSB Bancorp, Inc.

Ladies and Gentlemen:

         You have requested our opinion as to certain federal and Pennsylvania income tax consequences of the transactions contemplated by the Plan of Conversion From Mutual Holding Company to Stock Holding Company and Agreement and Plan of Reorganization, as originally adopted by the Boards of Directors of PSB Mutual Holding Company, Philadelphia, Pennsylvania ("MHC"), a Pennsylvania-chartered mutual holding company, and Pennsylvania Savings Bank, Philadelphia, Pennsylvania (the "Savings Bank"), a Pennsylvania-chartered savings bank, on __________________________, as thereafter amended according to its terms (the"Plan"), pursuant to which the Savings Bank will become a wholly-owned subsidiary of a stock holding company, PSB Bancorp, Inc. (the "Holding Company"), which was organized on October 3, 1997, at the direction and as a subsidiary of the Savings Bank to become the holding company for the Savings Bank.

         On the effective date, as provided in Section X of the Plan, the Savings Bank will become a wholly-owned subsidiary of the Holding Company upon consummation of the transactions described below (collectively, the "Conversion and Reorganization"),which shall occur consecutively and essentially simultaneously:


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Board of Directors
Pennsylvania Savings Bank
__________, 1998
Page 2



         (1) The MHC Merger. The MHC will convert into an interim state stock savings bank ("Interim A") and merge with and into the Savings Bank, with the Savings Bank as the surviving entity (the "MHC Merger"). As a result of the MHC Merger, (a) the Savings Bank Common Stock held by the MHC will be cancelled, (b) certain "Eligible Account Holders" (as defined in the Plan) and "Supplemental Eligible Account Holders" (as defined in the Plan) of the Savings Bank will be granted ratable interests in the liquidation account to be established by the Savings Bank, as described in Section XIV of the Plan, (c) the separate existence of the MHC will cease, and (d) holders of Savings Accounts in the Savings Bank will cease to have any voting rights in or with respect to the MHC or the Savings Bank.

         (2) The Savings Bank Merger. PSB Interim B Savings Bank, a transitory state stock savings bank formed as a wholly-owned subsidiary of the Holding Company ("Interim B"), will merge with and into the Savings Bank, with the Savings Bank as the surviving entity (the "Savings Bank Merger"). As a result of the Savings Bank Merger, (a) the shares of Holding Company Common Stock held by the Savings Bank will be cancelled, (b) the shares of common stock of Interim B held by the Holding Company will be converted on a one-to-one basis into shares of Savings Bank Common Stock, which will result in the Savings Bank becoming a wholly-owned subsidiary of the Holding Company, (c) the separate existence of Interim B will cease, and (d) the "Public Shareholders" (as defined in the Plan) who own Savings Bank Common Stock will exchange their shares of Savings Bank Common Stock for shares of Holding Company Common Stock based upon the "Exchange Ratio," as defined and provided in the Plan. In addition, all options to purchase shares of Savings Bank Common Stock that are outstanding immediately prior to consummation of the Conversion and Reorganization will be converted into options to purchase shares of Holding Company Common Stock.




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Board of Directors
Pennsylvania Savings Bank
__________, 1998
Page 3



         Upon consummation of the Conversion and the Reorganization, all of the Savings Bank Common Stock will be owned by the Holding Company, and the Public Shareholders who exchanged Savings Bank Common Stock for Holding Company Common Stock will own the same percentage of the Holding Company Common Stock as the percentage of the Savings Bank Common Stock owned by them immediately prior to the exchange, except for (a) any cash paid in lieu of any fractional interests of Holding Company Common Stock, (b) any shares of "Conversion Stock" (as defined in the Plan) purchased by the Public Shareholders and other subscribers in the Offerings described in the Plan, and (c) any shares of Savings Bank Common Stock with respect to which the holder exercises statutory appraisal rights.

         Upon consummation of the Conversion and the Reorganization, (a) all Savings Accounts in the Savings Bank shall have the same status as existed prior to the Conversion and the Reorganization, (b) all loans granted by the Savings Bank shall have the same status as existed prior to the Conversion and the Reorganization, and (c) the Savings Bank will establish the liquidation account described in Section XIV of the Plan for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who retain their Savings Accounts in the Savings Bank. In addition, the Holding Company will issue rights (the "Subscription Rights"), without charge, to purchase at the uniform price of $__________ per share (the "Purchase Price"), shares of Holding Company Common Stock (the "Conversion Stock") in a subscription offering (the "Subscription Offering"). The Subscription Rights will be nontransferable, non-negotiable, personal rights to purchase at the Purchase Price shares of Conversion Stock offered for sale in the Subscription Offering, and will be issued to Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans of the Savings Bank or the Holding Company and Supplemental Eligible Account Holders in the priorities established for the purchase of Conversion Stock in the Plan.



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Board of Directors
Pennsylvania Savings Bank
__________, 1998
Page 4


         This opinion is being furnished pursuant to Section IV.G. of the Plan. All capitalized terms herein have the meanings assigned to them in the Plan, except as otherwise specified herein.

         In connection with our opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Plan, the exhibits thereto, including the Articles and Plan of Merger for the MHC Merger and the Articles and Plan of Reorganization for the Savings Bank Merger, and such other documents as we have deemed necessary or appropriate for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of such latter documents. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon the foregoing documents and upon statements and representations of officers and other representatives of the MHC and the Savings Bank annexed hereto. The opinions expressed herein are conditioned on the initial and continuing accuracy of the facts, information, and representations contained in the aforesaid documents or otherwise referred to above.


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Board of Directors
Pennsylvania Savings Bank
__________, 1998
Page 5




         In preparing our opinion, we have considered applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service, private letter rulings issued by the Internal Revenue Service to other taxpayers in comparable transactions (which may not be used or cited as precedent), the Pennsylvania Tax Reform Code of 1971, as amended, and such other authorities as we have deemed relevant.

         Based solely upon the foregoing and upon the assumptions set forth herein, and subject to the qualifications and caveats set forth herein, we are of the opinion that, under present law, for federal income tax purposes:

         (1) The conversion of the MHC from a mutual holding company to a state-chartered interim stock savings bank (Interim A) and its simultaneous merger with and into the Savings Bank, with the Savings Bank as the surviving entity, will qualify as one or more reorganizations within the meaning of
Section 368(a) of the Code;




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Board of Directors
Pennsylvania Savings Bank
__________, 1998
Page 6



         (2) No gain or loss will be recognized by the Savings Bank upon the receipt of the assets of the MHC in the MHC Merger;

         (3) The merger of Interim B with and into the Savings Bank, with the Savings Bank as the surviving entity, will qualify as a reorganization within the meaning of Section 368(a)(1)(A) and (a)(2)(E) of the Code;

         (4) No gain or loss will be recognized by Interim B upon the transfer of its assets to the Savings Bank in the Savings Bank Merger;

         (5) No gain or loss will be recognized by the Savings Bank upon the receipt of the assets of Interim B in the Savings Bank Merger;

         (6) No gain or loss will be recognized by the Holding Company upon the receipt of Savings Bank Common Stock from the Public Shareholders solely in exchange for Holding Company Common Stock in the Savings Bank Merger;

         (7) No gain or loss will be recognized by the Public Shareholders upon the receipt of Holding Company Common Stock (including any fractional share interests) from the Holding Company solely in exchange for Savings Bank Common Stock in the Savings Bank Merger;



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Board of Directors
Pennsylvania Savings Bank
__________, 1998
Page 7




         (8) The basis of the Holding Company Common Stock (including any fractional share interests) to be received by the Public Shareholders in the Savings Bank Merger (the "Exchange Shares") will be the same as the basis of the Savings Bank Common Stock surrendered in exchange therefor (the "Public Savings Bank Shares"), before giving effect to any payment of cash in lieu of fractional Exchange Shares;

         (9) The holding period of the Exchange Shares to be received by the Public Shareholders will include the holding period of the Public Savings Bank Shares surrendered in exchange therefor, provided the Public Savings Bank Shares were held as a capital asset on the date of the exchange;

         (10) No gain or loss will be recognized by the Holding Company upon the sale of shares of Conversion Stock in the Offerings;

         (11) The Eligible Account Holders and Supplemental Eligible Account Holders will recognize gain, if any, upon the issuance to them on consummation of the Conversion and Reorganization of withdrawable savings accounts in the Savings Bank, ratable interests in the liquidation account to be established by the Savings Bank and Subscription Rights to purchase Conversion Stock, but only to the extent of the value, if any, of the Subscription Rights; and




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Board of Directors
Pennsylvania Savings Bank
__________, 1998
Page 8



         (12) The basis to the holders of Conversion Stock purchased in the Offerings will be the amount paid therefor, plus, in the case of shares purchased in the Subscription Offering, the basis, if any, of the Subscription Rights exercised by the holder to acquire such shares, and the holding period for the Conversion Stock will begin on the date of purchase for shares acquired pursuant to the exercise of Subscription Rights in the Subscription Offering, or on the day following the date of purchase for shares acquired in the Direct Community Offering or the Syndicated Community Offering.

         We are also of the opinion that, for Pennsylvania tax purposes: (a) the Savings Bank will not recognize any net income or net loss for purposes of the Mutual Thrift Institutions Tax solely as a result of the Conversion and the Reorganization, provided the Savings Bank does not recognize any net income or net loss under generally accepted accounting principles, applied as required by the law imposing such tax; and (b) the Eligible Account Holders, Supplemental Eligible Account Holders, and the Holding Company will not recognize any gain or loss for Pennsylvania income tax purposes, solely as a result of consummation of the transactions constituting the Conversion and the Reorganization, provided that the Eligible Account Holders, Supplemental Eligible Account Holders and the Holding Company do not recognize any gain or loss for federal income tax purposes solely as a result of such transactions. Nevertheless, it is likely that the Eligible Account Holders and Supplemental Eligible Account Holders will recognize gain for Pennsylvania income tax purposes upon the receipt of Subscription Rights to the same extent, if any, that such account holders are required to recognize gain upon the receipt of Subscription Rights for federal income tax purposes.



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Board of Directors
Pennsylvania Savings Bank
__________, 1998
Page 9




         We call to your attention that, notwithstanding our opinions concerning the tax effects of the Conversion and the Reorganization: (a) the Savings Bank could be required to recognize gain in connection with the distribution of Subscription Rights if and to the extent, if any, that the Subscription Rights are determined to have any ascertainable value; and (b) any payments of cash in lieu of fractional share interests of Holding Company Common Stock in the Savings Bank Merger will be treated as if the fractional share interests were distributed as part of such merger and then redeemed by the Holding Company. Such cash payments will be treated as having been received as distributions in full payment in exchange for the fractional share interests redeemed, as provided in Section 302(a) of the Code.

         We also call to your attention the fact that certain portions of this opinion relating to the treatment of Savings Bank shareholders may not be applicable to persons who received their Savings Bank stock pursuant to the exercise of employee stock options or otherwise as compensation, or to foreign persons or persons who, because of their circumstances or status, are subject to special federal or Pennsylvania income tax treatment.





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Board of Directors
Pennsylvania Savings Bank
__________, 1998
Page 10


         Except as set forth above, we express no other opinion as to the tax consequences of the transactions constituting the Conversion, the Reorganization or the Offerings to any party under federal, state, local or foreign laws.

                                                  Sincerely,


                                                  STEVENS & LEE




JP/jbh